AMENDED EXHIBIT A

          THIS EXHIBIT A, amended and restated as of August 25, 2010, is Exhibit A to that certain Distribution Agreement dated as of January 1, 2004 between Professional Funds Distributor, LLC and WT Mutual Fund.

1.  Wilmington Prime Money Market Fund       Institutional Shares
                                             Service Shares
                                             W Shares

2.  Wilmington Tax-Exempt Money Market       Institutional Shares
    Fund                                     W Shares

3.  Wilmington U.S. Government Money         Institutional Shares
    Market Fund                              Service Shares
                                             W Shares

4.  Wilmington Broad Market Bond Fund        Institutional Shares
                                             A Shares

5.  Wilmington Municipal Bond Fund           Institutional Shares
                                             A Shares

6.  Wilmington Short/Intermediate-Term Bond  Institutional Shares
    Fund                                     A Shares

7.  Wilmington Multi-Manager International   Institutional Shares
    Fund                                     A Shares

8.  Wilmington Multi-Manager Real Asset Fund Institutional Shares
                                             A Shares

9.  Wilmington Large-Cap Strategy Fund       Institutional Shares
                                             A Shares

10. Wilmington Small-Cap Strategy Fund       Institutional Shares
                                             A Shares

11. Wilmington Aggressive Asset Allocation   Institutional Shares
    Fund                                     A Shares

12. Wilmington Conservative Asset Allocation Institutional Shares
    Fund                                     A Shares